STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

04/25/2025

Work Order Item Number:	W2025042500716-4409094
Filing Number:	20254848314
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	4/25/2025 10:10:00 AM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: E21802572022-0

Entity Name: Sharps Technology, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

NATIONAL REGISTERED AGENTS, INC.

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E21802572022-0
F V Aguilar	Filing Number 20254848314
Secretary of State State Of Nevada	Filed On 4/25/2025 10:10:00 AM
	Number of Pages 4

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

SHARPS TECHNOLOGY, INC.

Entity or Nevada Business Identification Number (NVID): NV20222400408

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 0 Percent

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ____

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 04/27/2025 Time: 11:59 P.M. EST (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article 2 of the Certificate of Incorporation is being amended. See attached. (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ Andrew R. Crescenzo — Chief Financial Officer Signature of Officer or Authorized Signer — Title X ____________________ — ____________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

SHARPS TECHNOLOGY, INC.
(A NEVADA CORPORATION)

(PURSUANT TO NEVADA REVISED STATUTES 78.385 AND 78.390)

This Certificate of Amendment to the Certificate of Incorporation of Sharps Technology, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, is hereby duly adopted pursuant to and in accordance with the provisions of Section 78.385 and 78.390 of the Nevada Revised Statutes.

1. Article 2 of the Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety by the following:

Authorized Shares

"The total number of shares of all classes of stock that the Corporation is authorized to issue, on a pre-split basis, is five hundred million (500,000,000) shares of common stock of one class, all with $0.0001 par value per share and One Million (1,000,000) shares of preferred stock, $0.0001 par value per share, which such authorized shares shall be adjusted on a pro rata basis in connection with the reverse split, such that the authorized shares of the Corporation is 1,666,667 shares of common stock."

"Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (this "Certificate of Amendment") becoming effective pursuant to the Nevada Revised Statutes (the "NRS") (the "Effective Time"), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the "Existing Common Stock") shall be reclassified and combined into a different number of shares of New Common Stock (the "New Common Stock") such that each three-hundred (300) shares of Existing Common Stock shall, at the Effective Time, be automatically reclassified and combined into one share of New Common Stock (such reclassification and combination of shares, the "Reverse Split"). The par value of the New Common Stock following the Reverse Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Split, and stockholders who otherwise would be entitled to receive fractional shares of New Common Stock shall be entitled to receive the number of shares of New Common Stock rounded up to the next whole number, on a participant basis. Each stock certificate that, immediately prior to the Effective Time, represented shares of Existing Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Existing Common Stock represented by such certificate shall have been combined (subject to rounding for fractional shares as set forth above). Each holder of record of a certificate that represented shares of Existing Common Stock shall be entitled to receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Existing Common Stock represented by such certificate shall have been

combined pursuant to the Reverse Split (subject to rounding for fractional shares as set forth above), provided that the Corporation may request such stockholder to exchange such stockholder's certificate or certificates that represented shares Existing Common Stock for shares held in book-entry form through the Depository Trust Company's Direct Registration System representing the appropriate number of whole shares of New Common Stock into which the shares of Existing Common Stock represented by such certificate or certificates shall have been combined. The Reverse Split shall be effected on a record holder-record holder basis, such that any fractional shares of New Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated."

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation pursuant to the Nevada Revised Statutes, does hereby make and file this Certificate of Amendment, hereby declaring the effectiveness of this amendment to the Certificate of Incorporation be declared effective on April 27, 2025, at 11:59 P.M. EST, and certifies that the facts herein stated are true, and accordingly has hereunto set his hand this 25th day of April, 2025.

By: Andrew R. Crescenzo
Name: Andrew R. Crescenzo
Title: Chief Financial Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Sharps Technology, Inc.

Nevada Business Identification # NV20222400408
Expiration Date: 03/31/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/25/2025.

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202504255659263
You may verify this certificate online at https://www.nvsilverflume.gov/home